Exhibit 99.1

GigOptix Reports Strong Second Quarter Fiscal 2012 Financial Results

Achieves Record Financial Results - 26 Percent Year-over-Year Revenue Growth and $385,000 Non-GAAP Profit of $0.02 EPS

SAN JOSE, CA (July 31, 2012) GigOptix, Inc. (NYSE MKT: GIG), a leading fabless supplier of semiconductor and optical components that enable high speed information streaming, today announced its financial results for the second quarter ended July 1, 2012.

For the second quarter of 2012, total revenue increased 26% to $9.6 million from $7.6 million in the second quarter of 2011, and increased 5% from $9.2 million in the first quarter of 2012. Net loss in accordance with U.S. generally accepted accounting principles (GAAP) for the second quarter of 2012 was $1.6 million, or $(0.08) per share, including $252,000 in amortization of intangible assets, $1.7 million in stock-based compensation, $212,000 in special litigation-related expenses, and a $114,000 benefit from restructuring related activities. This compares to GAAP net loss of $5.8 million, or $(0.42) per share, reported in the same period of the prior year, and net loss of $1.7 million, or $(0.08) per share, reported in the first quarter of 2012.

On a non-GAAP basis1, excluding the above-mentioned charges, net income for the second quarter of 2012 was $385,000, or $0.02 per share. This compares to non-GAAP net loss of $928,000 or $(0.07) per share, reported in the same period of the prior year, and net loss of $409,000, or $(0.02) per share, reported in the first quarter of 2012

Adjusted EBITDA1 for the second quarter of 2012 was $1.2 million, compared to a loss of $414,000 in the same period of the prior year, and a gain of $515,000 in the first quarter of 2012.

For the six months ended July 1, 2012, product revenue increased 28% to $18.7 million from $14.7 million in the same period last year. GAAP net loss for first six months of 2012 was $3.4 million, or $(0.16) per share, including $505,000 in amortization of intangibles, $2.4 million in stock-based compensation, $93,000 in restructuring expenses, and $353,000 in special litigation- related expenses. This compares to a GAAP net loss of $9.2 million, or $(0.71) per share, reported in the first six months of 2011.

On a non-GAAP basis, net loss for the first six months of 2012 was $24,000, or $0.00 per share, which compares to a non-GAAP net loss of $1.4 million, or $(0.10) per share, for the same period of the prior year.

Adjusted EBITDA1 for the first six months of 2012 was $1.7 million, compared to a loss of $376,000 in the same period of the prior year. The Company purchased approximately 702,000 shares of its common stock through its Dutch auction tender offer at a cost of approximately $2.2 million, and closed the second quarter with $12.9 million in cash and cash equivalents.

Executive Commentary

“We are pleased to report another record quarter of strong revenue growth, adjusted EBITDA of $1.2 million, and more than $300,000 non-GAAP earnings,” commented Dr. Avi Katz, Chairman and Chief Executive Officer of GigOptix. “Our product lines continue to drive our top line growth as we extend our optical product offerings from telecom to datacom and consumer electronics; further strengthen our RF-MMICs product offering by working with key partners such as our new IBM relationship to expand our presence in the E-band market; and combine the efforts of our optical and ASIC engineering lines.”

“We continue to execute on our mission of establishing the Company as a leading provider of all devices enabling end-to-end high speed information streaming over the network, by enhancing our position in the E-band back-haul point-to-point wireless market, and our entry into consumer electronics. In our RF/MMIC business, we were pleased to announce our strategic licensing agreement with IBM to leverage their Silicon Germanium (SiGe) millimeterwave transceiver technology that complements our E-band Gallium Arsenide (GaAs) power amplifier solutions and further drives us into the wireless business. Separately, we also announced the first deployment of one of our optical interconnect chipsets in the consumer electronics market. Those components are now in full production with a leading Japanese manufacturer to enable their high speed data interconnect module used for HDTV and next generation HD information transfer on professional studio cameras. In addition to these new initiatives, we have continued to productize our 40G and 100G drivers, modulators and transimpedance amplifiers offerings and enhance production access with global Tier-1 datacom and telecom customers. We also introduced our first 400G Mach-Zehnder Modulator driver in the quarter. Overall, this quarter we continued to make solid steps to uniquely address the needs of our customers and diversify our business,” concluded Dr. Katz.

Litigation against M/A-Com (Optomai) Update

GigOptix continues to actively prosecute the lawsuit for misappropriation of confidential information and trade secrets against its former employees Messrs. Manan, Rajgarhia, D’Agostino, Hwan Yoo and Bovaird, the company which was formed in October 2009 while 4 of the 5 were still employed by GigOptix, Optomai, Inc., and the parent of Optomai, M/A-COM Technology Solutions, Inc. As previously reported in the Company’s SEC filings, the Company has been engaged in discovery, which includes forensic work. This has led to the Company filing on Monday, July 30, 2012 with the Superior Court of California in Santa Clara County a motion for a preliminary injunction against M/A-Com, Optomai and two of the former employees who were designers.

Outlook

“During the first half of fiscal 2012, we made good progress toward our stated goal of achieving $40 million of revenue, which reflects growth of approximately 30% for the fiscal year. We are optimistic about the large opportunity in front of us, and our ability to translate this opportunity into long-term shareholder value,” stated Mr. Curt Sacks, Senior Vice President and Chief Financial Officer of GigOptix.

Financial Results Webcast / Conference Call

GigOptix will host a conference call and webcast with investors today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the second quarter fiscal 2012 financial results and the business outlook. Investors and other interested parties may access the call by dialing 1-800-901-5213 in the U.S. (1-617-786-2962 outside of the U.S.) and entering the passcode 60617647 at least 10 minutes prior to the start of the call. The conference call replay will be available beginning two hours after the call and until midnight Eastern Time on August 7, 2012. The replay dial-in number is 1-888-286-8010, and the passcode is 42708757. International callers should dial 1-617-801-6888 and enter the same passcode at the prompt. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of the Company’s website at http://www.gigoptix.com.

[1]

Non-GAAP Measures - GigOptix reports gross margin, operating expense, operating income and net loss on a GAAP and non-GAAP basis. In addition, it reports adjusted EBITDA. These non-GAAP measures are provided to enhance investors’ overall understanding of GigOptix financial performance. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to GAAP results. A reconciliation of these GAAP to non-GAAP measurements and adjusted EBITDA for the three and six months ended July 1, 2012 and July 3, 2011 can be found in the “Reconciliation of GAAP to Non-GAAP Financial Information” table attached to this press release.

About GigOptix, Inc.

GigOptix is a leading fabless supplier of semiconductor and optical components that enable high-speed end-to-end information streaming over the network and address emerging high-growth opportunities in the communications, industrial, defense and avionics industries. The Company offers a unique broad portfolio of Drivers, TIAs and TFPSTM optical modulators for 40G, 100G and 400G fiber-optic telecommunications and data-communications networks, and high performance MMIC solutions that enable next generation wireless microwave systems up to 90GHz and drivers. GigOptix also offers a wide range of digital and mixed-signal ASIC solutions and enables product lifetime extension through its GigOptix Sunset Rescue Program.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the bringing of products to market with full documentation. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding growth, opportunities, continued traction, contracts, improvements and our statements under the heading “Business Outlook.” Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: the ability to extend product offerings into new areas or products, the ability to commercialize licensed technology, unexpected occurrences that deter the full documentation and “bring to market” plan for products that were developed this year and last year, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, our ability to attract and retain qualified personnel, the ability to move product sales to production levels, the ability to compete for client design-in opportunities, the ability to cross-sell to new clients and to diversify, the success of product sales in new markets or of recently produced product offerings, including bundled product solutions, the amount of cost savings, the ability to improve productivity, the ability to pursue and attract other M&A opportunities, our ability to enforce intellectual property rights, and the ability to maintain and continue relationships with government agencies. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company’s filings with the SEC, and in the Company’s other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

Media:

GigOptix, Inc.

Parker Martineau, 408-522-3100

Corporate Communications Manager

pmartineau@gigoptix.com

or

Investor Relations:

The Blueshirt Group, LLC

Matthew Hunt, 415-489-2194

Account Manager

matt@blueshirtgroup.com

(TABLES TO FOLLOW)

####

GIGOPTIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended				Six months ended
	July 1, 2012%		July 3, 2011%		July 1, 2012%		July 3, 2011%
Revenue
Product	$9,588	100%	$7,601	100%	$18,739	100%	$14,653	96%
Government contract	—	0%	18	0%	—	0%	628	4%

Total revenue	9,588	100%	7,619	100%	18,739	100%	15,281	100%

Cost of revenue
Product	4,537	47%	3,798	50%	8,715	47%	7,449	49%
Government contract	—	0%	—	0%	—	0%	180	1%

Total cost of revenue	4,537	47%	3,798	50%	8,715	47%	7,629	50%

Gross profit	5,051	53%	3,821	50%	10,024	53%	7,652	50%

Research and development expense	3,445	36%	3,074	40%	6,828	36%	5,464	36%
Selling, general and administrative expense	3,152	33%	2,719	36%	5,959	32%	5,342	35%
Restructuring expense, net	(114)	-1%	3,054	40%	93	0%	3,054	20%
Merger-related expense	—	0%	778	10%	—	0%	1,885	12%
Special litigation-related expense	212	2%	—	0%	353	2%	—	0%
Shareholder settlement expense	—	0%	—	0%	—	0%	1,064	7%

Total operating expenses	6,695	70%	9,625	126%	13,233	71%	16,809	110%

Loss from operations	(1,644)	-17%	(5,804)	-76%	(3,209)	-17%	(9,157)	-60%
Interest expense, net	(41)	0%	(47)	-1%	(193)	-1%	(143)	-1%
Other income, net	72	1%	58	1%	57	0%	70	0%

Loss before provision for income taxes	(1,613)	-17%	(5,793)	-76%	(3,345)	-18%	(9,230)	-60%
Provision for income taxes	(18)	0%	(7)	0%	(34)	0%	(12)	0%

Net loss	$(1,631)	-17%	$(5,800)	-76%	$(3,379)	-18%	$(9,242)	-60%

Basic and diluted net loss per share	$(0.08)		$(0.42)		$(0.16)		$(0.71)
Weighted average number of shares used in per share calculations - basic and diluted	21,502		13,906		21,528		13,107

GIGOPTIX, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended				Six months ended
	July 1, 2012%		July 3, 2011%		July 1, 2012%		July 3, 2011%
Revenue
Product	$9,588	100%	$7,601	100%	$18,739	100%	$14,653	96%
Government contract	—	0%	18	0%	—	0%	628	4%

Total revenue	9,588	100%	7,619	100%	18,739	100%	15,281	100%

Cost of revenue
Product	4,372	46%	3,678	48%	8,413	45%	7,251	47%
Government contract	—	—	—	0%	—	0%	180	1%

Total cost of revenue	4,372	46%	3,678	48%	8,413	45%	7,431	49%

Gross profit	5,216	54%	3,941	52%	10,326	55%	7,850	51%

Research and development expense	2,838	30%	2,786	37%	5,926	32%	4,950	32%
Selling, general and administrative expense	2,006	21%	2,087	27%	4,254	23%	4,175	27%

Total operating expenses	4,844	51%	4,873	64%	10,180	54%	9,125	60%

Income (loss) from operations	372	4%	(932)	-12%	146	1%	(1,275)	-8%
Interest expense, net	(41)	0%	(47)	-1%	(193)	-1%	(143)	-1%
Other income, net	72	1%	58	1%	57	0%	70	0%

Income (loss) before provision for income taxes	403	4%	(921)	-12%	10	0%	(1,348)	-9%
Provision for income taxes	(18)	0%	(7)	0%	(34)	0%	(12)	0%

Net income (loss)	$385	4%	$(928)	-12%	$(24)	0%	$(1,360)	-9%

Basic net income (loss) per share	$0.02		$(0.07)		$(0.00)		$(0.10)
Diluted net income (loss) per share	$0.02		$(0.07)		$(0.00)		$(0.10)
Weighted average number of shares used in basic per share calculation	21,502		13,906		21,528		13,107
Weighted average number of shares used in diluted per share calculation	22,779		13,906		21,528		13,107

GIGOPTIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	July 1, 2012	December 31, 2011	Net Change
			$	%
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,922	$15,788	$(2,866)	(18%)
Short-term investments	—	400	(400)	(100%)
Accounts receivable, net	7,719	5,625	2,094	37%
Inventories	3,591	2,220	1,371	62%
Prepaid and other current assets	415	298	117	39%

Total current assets	24,647	24,331	316	1%
Property and equipment, net	5,412	4,488	924	21%
Intangible assets, net	4,776	5,281	(505)	(10%)
Goodwill	9,860	9,860	—	0%
Restricted cash	255	255	—	0%
Other assets	355	309	46	15%

Total assets	$45,305	$44,524	$781	2%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,941	$3,183	$758	24%
Accrued compensation	1,462	832	630	76%
Line of credit	5,950	3,000	2,950	98%
Other current liabilities	4,742	4,945	(203)	(4%)

Total current liabilities	16,095	11,960	4,135	35%
Pension liabilities	130	65	65	100%
Other long-term liabilities	769	1,185	(416)	(35%)

Total liabilities	16,994	13,210	3,784	29%

Stockholders’ Equity
Common stock, $0.001 par value; 50,000,000 shares authorized as of July 1, 2012; 21,191,686 and 21,545,713 issued and outstanding as of July 1, 2012 and December 31, 2011, respectively.
Common stock, $0.001 par value	21	22	(1)	(5%)
Additional paid-in capital	121,057	118,362	2,695	2%
Treasury stock, at cost - 701,754 and zero shares as of July 1, 2012 and December 31, 2011, respectively.	(2,209)	—	(2,209)	—
Accumulated other comprehensive income	314	423	(109)	(26%)
Accumulated deficit	(90,872)	(87,493)	(3,379)	4%

Total stockholders’ equity	28,311	31,314	(3,003)	(10%)

Total liabilities and stockholders’ equity	$45,305	$44,524	$781	2%

GIGOPTIX, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three months ended,		Six months ended,
	July 1, 2012	July, 3 2011	July 1, 2012	July 3, 2011
GAAP Total cost of revenue	$4,537	$3,798	$8,715	$7,629
Stock-based compensation	(43)	(14)	(58)	(27)
Amortization of intangible assets	(122)	(106)	(244)	(171)

Non-GAAP Total cost of revenue	$4,372	$3,678	$8,413	$7,431

GAAP Gross profit	$5,051	$3,821	$10,024	$7,652
Stock-based compensation	43	14	58	27
Amortization of intangible assets	122	106	244	171

Non-GAAP Gross profit	$5,216	$3,941	$10,326	$7,850

GAAP - Operating expenses	$6,695	$9,625	$13,233	$16,809
Stock-based compensation	(1,623)	(823)	(2,346)	(1,486)
Amortization of intangible assets	(130)	(97)	(261)	(195)
Restructuring expense, net	114	(3,054)	(93)	(3,054)
Merger-related expense	—	(778)	—	(1,885)
Shareholder settlement expense	—	—	—	(1,064)
Special litigation-related expense	(212)	—	(353)	—

Non-GAAP Operating expenses	$4,844	$4,873	$10,180	$9,125

GAAP Loss from operations	$(1,644)	$(5,804)	$(3,209)	$(9,157)
Stock-based compensation	1,666	837	2,404	1,513
Amortization of intangible assets	252	203	505	366
Restructuring expense, net	(114)	3,054	93	3,054
Shareholder settlement expense	—	—	—	1,064
Merger-related expense	—	778	—	1,885
Special litigation-related expense	212	—	353	—

Non-GAAP Income (loss) from operations	$372	$(932)	$146	$(1,275)

GAAP - Net loss	$(1,631)	$(5,800)	$(3,379)	$(9,242)
Stock-based compensation	1,666	837	2,404	1,513
Amortization of intangible assets	252	203	505	366
Restructuring expense, net	(114)	3,054	93	3,054
Shareholder settlement expense	—	—	—	1,064
Merger-related expense	—	778	—	1,885
Special litigation-related expense	212	—	353	—

Non-GAAP Net Income (loss)	$385	$(928)	$(24)	$(1,360)

Adjusted EBITDA reconciliation:
Loss from operations	$(1,644)	$(5,804)	$(3,209)	$(9,157)
Restructuring expense, net	(114)	3,054	93	3,054
Shareholder settlement expense	—	—	—	1,064
Merger-related expense	—	778	—	1,885
Depreciation and amortization	1,060	721	2,054	1,265
Stock-based compensation	1,666	837	2,404	1,513
Special litigation-related expense	212	—	353	—

Adjusted EBITDA	$1,180	$(414)	$1,695	$(376)